Exhibit 10.6

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”), dated as of August 30, 2021, is entered into by and among PIZZAREV ACQUISITION, LLC, a Delaware limited liability company (“Rev Acquisition”), PIE SQUARED HOLDINGS, LLC, a Delaware limited liability company (the “Company”), PIE SQUARED PIZZA, LLC, a California limited liability company (“Pie Squared”), AMERGENT HOSPITALITY GROUP, INC., a Delaware corporation (“AHG”), and D’ANDREA & ASSOCIATES, LTD., a S corporation, as escrow agent (the “Escrow Agent”).

W I T N E S S E T H:

WHEREAS, Rev Acquisition, AHG and Pie Squared Investment, LLC, a Delaware limited liability company (“Squared Investment”), have entered into a Unit Purchase Agreement (the “Purchase Agreement”), dated as of August 30, 2021, pursuant to which AHG has agreed to purchase from Rev Acquisition and Squared Investment all of the Units (this and each other capitalized term used but not defined herein shall have the definition assigned thereto in the Purchase Agreement) on the terms and conditions set forth therein;

WHEREAS, the Purchase Agreement provides for the establishment of an escrow to hold, invest, reinvest and distribute the Escrowed Working Capital; and

WHEREAS, the Escrow Agent is willing to act as the escrow agent hereunder;

NOW, THEREFORE, in contemplation of the foregoing and in consideration of the mutual agreements, covenants, representations and warranties contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Appointment of the Escrow Agent. The Company, Pie Squared, AHG and Rev Acquisition hereby appoint and designate the Escrow Agent as escrow agent to receive, hold, invest, reinvest and disburse the Escrow Fund (as defined below) in accordance with the terms of this Agreement. The Escrow Agent hereby accepts its appointment as the escrow agent and agrees to receive, hold, invest, reinvest, and disburse the Escrow Amount (as defined below) and any income, interest or other amounts received thereon in accordance with the terms of this Agreement.

2. Establishment of Escrow Fund.

2.1. Receipt of the Escrow Amount. Simultaneously with the execution hereof (a) Pie Squared has delivered $2,000,000 to the Escrow Agent, (b) Rev Acquisition has delivered $173,186.65 to the Escrow Agent, and (c) AHG has delivered $100,000 to the Escrow Agent (the amounts delivered to the Escrow Agent in accordance with this Section 2.1 are hereinafter sometimes collectively referred to as the “Escrow Amount”). The Escrow Agent hereby acknowledges receipt of the Escrow Amount. The Escrow Amount, together with any interest or other earnings thereon, is herein referred to as the “Escrow Fund”.

2.2. Investment of the Escrow Fund. (a) The Escrow Agent shall invest and reinvest the Escrow Fund in (i) certificates of deposit issued, or a money market account maintained, by federally chartered banks or trust companies, the assets of which are at least $100,000,000 in excess of their liabilities, (ii) commercial paper rated in the highest grade by a nationally recognized credit rating agency, (iii) United States Treasury Bills (or an investment portfolio or fund investing only in United States Treasury Bills), or (iv) such other interest-bearing investments as jointly approved in writing by AHG and Rev Acquisition.

(b) Each of the foregoing investments shall be made in the name of the Escrow Agent. Notwithstanding anything to the contrary contained herein, the Escrow Agent may, without notice to any party hereto, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any release of funds permitted or required hereunder, and the Escrow Agent shall not be liable or responsible for any loss, cost or penalty resulting from any such sale or liquidation. The Escrow Agent shall in no event be liable in connection with its investment or reinvestment of the Escrow Fund held by it hereunder in good faith, in accordance with the terms hereof, including, but not limited to, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Fund, or any loss of interest incident to such delays.

2.3. Disbursement of the Escrow Fund. (a) On the Closing Date, the Escrow Agent shall deliver, by wire transfer as instructed by each recipient, to (i) Mastodon Ventures, Inc., $100,000, (ii) the William Simon & Fanchon Simon Testamentary Trusts, $101,799, (iii) Shearman & Sterling, $25,000, (iv) AHG, $31,387.65, and (v) the Escrow Agent, $15,000. AHG, the Company and Pie Squared contemplate requesting a distribution from the Escrow Agent of an amount of the Escrow Fund (the “Initial Requested Working Capital Distribution Amount”) to Pie Squared to be used by Pie Squared to make various payments relating to the 30-day period commencing on the Closing Date (the “Initial Budget Period”). To request the distribution of the Initial Requested Working Capital Distribution Amount on the Closing Date, AHG, the Company and Pie Squared shall deliver to the Escrow Agent and Rev Acquisition no later than 10:00 a.m. on the Closing Date a certificate substantially in the form of Exhibit 2 hereto (a “Requested Working Capital Distribution Certificate”) relating to the Initial Budget Period. In the event the Requested Working Capital Distribution Certificate is delivered on the Closing Date relating to the Initial Budget Period, the Escrow Agent shall deliver the Initial Requested Working Capital Distribution Amount to Pie Squared in accordance with the terms hereof unless, no later than 10:30 a.m. on the Closing Date, Rev Investment delivers a notice to the Escrow Agent, AHG, the Company and Pie Squared substantially in the form of Exhibit 3 hereto (a “Requested Working Capital Distribution Objection Notice”) notifying them that it objects to the distribution of some or all of the Initial Requested Working Capital Distribution Amount (the amount of the Initial Requested Working Capital Distribution Amount or any Subsequent Requested Working Capital Distribution Amount (as defined below) to which Rev Acquisition objects by the delivery of a Requested Working Capital Objection Notice relating to a particular budget period in accordance with the terms hereof is hereinafter referred to as the “Objection Amount” relating to such period) because Rev Acquisition has determined, in its sole discretion, that the use of the Objection Amount relating to such period may not be an Eligible Use. In the event that Rev Investment delivers a Requested Working Capital Distribution Objection Notice to the Escrow Agent, AHG and Pie Squared on the Closing Date in accordance with the terms hereof relating to such period, the Escrow Agent shall deliver on the Closing Date to Pie Squared the Initial Requested Working Capital Distribution Amount minus the Objection Amount as set forth in such Requested Working Capital Distribution Objection Notice.

(b) In the event AHG, the Company, and Pie Squared desire to request a distribution from the Escrow Agent to Pie Squared on the initial day of the 30 day period commencing on the first day after the end of the Initial Budget Period, and/or the initial day (each an “Initial Day”) of each consecutive 30 day period thereafter (all such 30 day periods occurring after the Initial Budget Period are hereinafter collectively referred to as the “Subsequent Budget Periods” and each a “Subsequent Budget Period”) for Pie Squared to use for Eligible Uses relating to such Subsequent Budget Period, AHG, the Company and Pie Squared may do so by delivering to the Escrow Agent and Rev Acquisition on such Initial Day of such Subsequent Budget Period a Working Capital Distribution Certificate relating to such Subsequent Budget Period. In the event such Working Capital Distribution Certificate is delivered on any such Initial Day in accordance with the terms hereof, on the next business day (the “Funding Day”) occurring after such Initial Day, the Escrow Agent shall deliver the requested working capital distribution amount (a “Subsequent Requested Working Capital Distribution Amount”) relating to such Working Capital Distribution Certificate to Pie Squared in accordance with the terms hereof unless, on such Initial Day, Rev Investment delivers a Requested Working Capital Distribution Objection Notice to the Escrow Agent, AHG and Pie Squared relating to such Working Capital Distribution Certificate in accordance with the terms hereof. In the event that Rev Investment delivers a Requested Working Capital Distribution Objection Notice to the Escrow Agent relating to such Working Capital Distribution Certificate on such Initial Day, the Escrow Agent shall deliver to Pie Squared on the Funding Date of such Subsequent Budget Period the Subsequent Requested Working Capital Distribution Amount relating to such Subsequent Budget Period minus the Objection Amount as set forth in such Requested Working Capital Distribution Objection Notice.

(c) On the 14th day after the Initial Budget Period and each Subsequent Budget Period, Pie Squared, the Company and AHG shall deliver a certificate (a “Use of Working Capital Certificate”) to the Escrow Agent and Rev Investment substantially in the form of Exhibit 4 hereto relating to such budget period certifying that the use of all amounts of the Escrow Fund distributed by the Escrow Agent to Pie Squared relating to such budget period was an Eligible Use. Notwithstanding any provision hereof, if any of the Escrow Fund is used by or on behalf of Pie Squared and Rev Acquisition determines in its sole discretion that any of such use may not be an Eligible Use, Rev Acquisition shall deliver a notice to AHG and Pie Squared of the amount of the finds so used substantially in the form of Exhibit 5 hereto and, within 2 days of receipt of such notice, AHG and Pie Squared shall deliver to the Escrow Agent cash in such amount to be deposited back into the Escrow Fund to be again held, invested, reinvested and distributed in accordance with the terms hereof. AHG and Holdings shall cause Pie Squared to use any Escrow Funds distributed by the Escrow Agent to Pie Squared relating to the Initial Budget Period or any Subsequent Budget Period solely for an Eligible Use, or return such distributed Escrow Funds to the Escrow Agent.

2.4. Release of Funds to Rev Acquisition. In the event that an Event of Default (as defined in the Note) occurs, the Escrow Agent shall distribute and release to Rev Investment the balance of the Escrow Fund, if any, as directed by Rev Investment.

3. Termination of the Escrow Fund. Except as otherwise set forth herein, this Agreement shall terminate on the first to occur of (a) the distribution and utilization of all funds in the Escrow Fund by Pie Squared for Eligible Uses in accordance with the terms hereof, (b) the disbursement of all funds in the Escrow Fund to Rev Acquisition upon the occurrence of an Event of Default, (c) the execution of a mutual consent to that effect by Rev Acquisition, Pie Squared, the Company, and AHG, and (d) the reporting requirements relating to funds received in connection with the RRFP and the restriction that funds received in connection with the RRFP be used for an Eligible Use are terminated and not replaced by similar requirements and restrictions.

4. Covenant of the Escrow Agent. The Escrow Agent hereby agrees and covenants that it will perform all of its obligations under this Agreement in accordance with its terms and it will not deliver custody or possession of any of the Escrow Fund to anyone except pursuant to the express terms of this Agreement.

5. Liability of the Escrow Agent. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and shall have no liability or obligation with respect to the Escrow Fund except for the Escrow Agent’s willful misconduct or gross negligence. The Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign or present the same and to conform to the provisions of this Agreement. The Escrow Agent may consult legal counsel selected by it in the event of any dispute or question of the construction of this Agreement or the Purchase Agreement or seek the assistance of a court of competent jurisdiction, and shall incur no liability and shall be fully protected in acting in accordance with the opinion or instruction of such counsel or such court.

6. Indemnification of the Escrow Agent. AHG, Rev Acquisition, the Company and Pie Squared (sometimes collectively referred to as the “Indemnifying Parties” and individually as an “Indemnifying Party”) shall jointly and severally indemnify, defend, and hold harmless the Escrow Agent and each of its affiliates, officers, directors, partners, members, managers, employees, agents, successors, and assigns (each, an “Indemnified Party”) from and against all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers (each a “Loss” and collectively “Losses”) arising out of or in connection any claim, suit, action, or proceeding (each a “Claim”) relating to the Escrow Agent entering into or performing its obligations under this Agreement; provided, however, the Escrow Agent shall not be indemnified or held harmless in any event for any Loss resulting from the Escrow Agent’s gross negligence or willful misconduct. This Section 6 shall survive the termination of this Agreement. Any Indemnified Party claiming to be entitled to indemnification hereunder shall promptly notify each of the Indemnifying Parties upon becoming aware of a Claim with respect to which the Indemnifying Party is obligated to provide indemnification hereunder (“Indemnified Claim”). The Indemnifying Parties shall promptly assume control of the defense and investigation of the Indemnified Claim, with counsel reasonably acceptable to the Indemnified Party, and the Indemnified Party shall reasonably cooperate with the Indemnifying Parties in connection therewith, in each case at the Indemnifying Parties’ cost and expense. The Indemnified Party may participate in the defense of such Indemnified Claim, with counsel of its own choosing and at its own cost and expense. The Indemnifying Parties shall not settle any Indemnified Claim on any terms or in any manner that adversely affects the rights of any Indemnified Party without such Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld, conditioned, or delayed). If the Indemnifying Parties fail or refuse to assume control of the defense of such Indemnified Claim, the Indemnified Party shall have the right, but no obligation, to defend against such Indemnified Claim, including settling such Indemnified Claim after giving notice to the Indemnifying Parties, in each case in such manner and on such terms as the Indemnified Party may deem appropriate. Neither the Indemnified Party’s failure to perform any obligation hereunder nor any act or omission of the Indemnified Party in the defense or settlement of any Indemnified Claim shall relieve the Indemnifying Parties of its obligations hereunder, including with respect to any Losses, except to the extent that the Indemnifying Party can demonstrate that it has been materially prejudiced as a result thereof.

7. Escrow Agent Fees and Expenses. As consideration for acting as the Escrow Agent hereunder, the Escrow Agent shall be paid (a) $15,000.00 on the Closing Date, and (b) $5,000.00 on each Initial Day of a Subsequent Budget Period (such amounts are hereinafter referred to as the “Escrow Agent Compensation”). The Escrow Agent’s legal fees (the “Escrow Agent Legal Fees”) relating to the review and negotiation of this Agreement which do not exceed $1000.00 shall be paid in accordance with the terms hereof. AHG shall pay the first $30,000 of the Escrow Agent Compensation and Escrow Agent Legal Fees, and Rev Acquisition will pay the Escrow Agent Compensation in excess of such amounts in accordance with the terms hereof.

8. Miscellaneous.

8.1. Assignment; Successors in Interest. No assignment or transfer by any party of such party’s rights and obligations hereunder shall be made except with the prior written consent of the other parties. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns, and any reference to a party shall also be a reference to the successors and permitted assigns thereof.

8.2. Captions. The titles and captions contained herein are inserted herein only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

8.3. Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, each party hereby waives any provision of law that renders any such provision prohibited or unenforceable in any respect.

8.4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts.

8.5. Enforcement of Certain Rights. Nothing expressed or implied herein is intended, or shall be construed, to confer upon or give any person or entity other than the parties, and their successors or permitted assigns, any right, remedy, obligation or liability under or by reason of this Agreement, or result in such person or entity being deemed a third-party beneficiary hereof.

8.6. Waiver; Amendment. Any agreement on the part of a party to any extension or waiver of any provision hereof shall be valid only if set forth in an instrument in writing signed on behalf of such party. A waiver by a party of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any party of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time. This Agreement may not be amended, modified or supplemented except by written agreement of the parties.

8.7. Integration. This Agreement and the Purchase Agreement supersede all negotiations, agreements and understandings among the parties with respect to the subject matter hereof and constitute the entire agreement among the parties with respect thereto (except that the Escrow Agent is not a party to the Purchase Agreement).

8.8. Interpretation. Where the context requires, the use of a pronoun of one gender or the neuter is to be deemed to include a pronoun of the appropriate gender. References herein to any law shall be deemed to refer to such law, as amended from time to time, and all rules and regulations promulgated thereunder.

8.9. Cumulative Remedies. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

8.10. Notices. All notices, communications and deliveries required or made hereunder must be made in writing signed by or on behalf of the party making the same, shall specify the Section hereunder pursuant to which it is given or being made, and shall be delivered personally or by telecopy transmission or by a national overnight courier service or by registered or certified mail (return receipt requested) (with postage and other fees prepaid) as follows:

To Rev Acquisition:	PizzaRev Acquisition LLC

c/o Cleveland Avenue, LLC

222 N. Canal Street, Third Floor

Chicago, IL 60602

Attn: Legal

Email: MSeale@clevelandave.com

To the Pie Squared and AHG:	Amergent Hospitality Group Inc.

PO Box 470695

Charlotte, NC 28247

Attn: Michael Pruitt

To the Escrow Agent:	D’ANDREA & ASSOCIATES, LTD.

53 W Jackson Blvd Suite 260

Chicago, IL 60604

Attn: Chris D’Andrea

Fax: 312-341-9997

or to such other representative or at such other address of a party as such party may furnish to the other parties in writing. Any such notice, communication or delivery shall be deemed given or made (a) on the date of delivery, if delivered in person, (b) upon transmission by facsimile if receipt is confirmed by telephone, (c) on the first (1st) Business Day following delivery to a national overnight courier service or (d) on the fifth (5th) Business Day following it being mailed by registered or certified mail.

8.11. Controlling Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without reference to its choice of law rules.

8.12. Further Assurances. Following the date hereof, each party shall deliver to the other parties such further information and documents and shall execute and deliver to the other parties such further instruments and agreements as any other party shall reasonably request to consummate or confirm the transactions provided for herein, to accomplish the purpose hereof or to assure to any other party the benefits hereof.

8.13. Collateral Agreements. The Escrow Agent shall not be deemed to have knowledge of or to be bound in any way by any contract or agreement between the other parties hereto (other than with respect to this Agreement), including, but not limited to, the Purchase Agreement, whether or not the Escrow Agent has actual knowledge of any such contract or agreement or of its terms and conditions.

*       *       *

IN WITNESS WHEREOF, the Company, AHG, Pie Squared, Rev Acquisition and the Escrow Agent have caused this Agreement to be duly executed as of the day and year first above written.

PIZZA SQUARED HOLDINGS, LLC

By:	/s/ Jim Kepple
Name:
Its:

PIE SQUARED PIZZA, LLC

By:	/s/ Jim Kepple
Name:
Its:

PIZZAREV ACQUISITION, LLC

By:	/s/ Jim Kepple
Name:
Its:

D’ANDREA & ASSOCIATES, LTD.

By:	/s/ Christopher D’Andrea
Name:
Title:

AMERGENT HOSPITALITY GROUP, INC.

By:	/s/ Michael D. Pruitt
Name:
Title:

REQUESTED WORKING CAPITAL DISTRIBUTION CERTIFICATE

August 30, 2021

In accordance with Section 2.3(a) of that certain Escrow Agreement, dated as of August 30, 2021 (the “Escrow Agreement”), by and among Amergent Hospitality Group, Inc. (“AHG”), Pie Squared Holdings, LLC (“Holdings”), Pie Squared Pizza, LLC (“Pie Squared”), PizzaRev Acquisition, LLC (“Rev Acquisition”), and D’Andrea & Associates, Ltd., as the escrow agent thereunder (the “Escrow Agent”), AHG, Holdings and Pie Squared hereby certify to Rev Acquisition and the Escrow Agent the following:

1.	The Initial Requested Working Capital Distribution Amount (this and each other capitalized term used herein shall have the meaning assigned thereto in the Escrow Agreement) is $273,426.25;

2.	The Requested Working Capital Distribution Budget for the Initial Budget Period is attached hereto as Attachment 1; and

3.	The use of the Initial Requested Working Capital Distribution Amount in accordance with the Requested Working Capital Distribution Budget is an Eligible Use.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Certificate as of the date first written above.

PIE SQUARED HOLDINGS, LLC

By:	/s/ Jim Kepple
Name:
Its:

PIE SQUARED PIZZA, LLC

By:	/s/ Jim Kepple
Name:
Its:

AMERGENT HOSPITALITY GROUP, INC.

By:	/s/ Michael D. Pruitt
Name:
Its:

EXHIBIT 2 TO ESCROW AGREEMENT

REQUESTED WORKING CAPITAL DISTRIBUTION OBJECTION NOTICE

In accordance with Section 2.3(a) of that certain Escrow Agreement, dated as of August 30, 2021 (the “Escrow Agreement”), by and among Amergent Hospitality Group, Inc. (“AHG”), Pie Squared Holdings, LLC (“Holdings”), Pie Squared Pizza, LLC (“Pie Squared”), PizzaRev Acquisition, LLC (“Rev Acquisition”), and D’Andrea & Associates, Ltd., as the escrow agent thereunder (the “Escrow Agent”), Rev Acquisition hereby notifies the Escrow Agent, AHG, Holdings and Pie Squared that it objects to the distribution of $_________ (the “Objection Amount”) of the Initial Requested Working Capital Distribution Amount (this and each other capitalized term used herein shall have the meaning assigned thereto in the Escrow Agreement).

PIZZAREV ACQUISITION, LLC

By: _____________
Name:___________
Its:______________
Date:_____________

EXHIBIT 3 TO ESCROW AGREEMENT

TRUE UP CERTIFICATE

In accordance with Section 2.3(c) of that certain Escrow Agreement, dated as of August 30, 2021 (the “Escrow Agreement”), by and among Amergent Hospitality Group, Inc. (“AHG”), Pie Squared Holdings, LLC (“Holdings”), Pie Squared Pizza, LLC (“Pie Squared”), PizzaRev Acquisition, LLC (“Rev Acquisition”), and D’Andrea & Associates, Ltd., as the escrow agent thereunder (the “Escrow Agent”), AHG, Holdings and Pie Squared hereby certify to Rev Acquisition and the Escrow Agent that the use of all amounts of the Escrow Fund (this and each other capitalized term used herein shall have the meaning assigned thereto in the Escrow Agreement) distributed by the Escrow Agent to Pie Squared for the [Initial Budget Period] [Subsequent Budget Period ending on __________] were used for an Eligible Use.

AMERGENT HOSPITALITY GROUP, INC.

By: _____________

Name:___________

Its:______________

Date:_____________

PIE SQUARED HOLDINGS, LLC

By:_________________

Name:______________

Its:_________________

Date:________________

PIE SQUARED PIZZA, LLC

By:________________

Name:______________

Its:__________________

Date:__________________

Exhibit 4 to Escrow Agreement

NOTICE OF POTENTIAL NON-ELIGIBLE USE

In accordance with Section 2.3(c) of that certain Escrow Agreement, dated as of August 30, 2021 (the “Escrow Agreement”), by and among Amergent Hospitality Group, Inc. (“AHG”), Pie Squared Holdings, LLC (“Holdings”), Pie Squared Pizza, LLC (“Pie Squared”), PizzaRev Acquisition, LLC (“Rev Acquisition”), and D’Andrea & Associates, Ltd., as the escrow agent thereunder (the “Escrow Agent”), Rev Acquisition hereby notifies the Escrow Agent, AHG, Holdings, and Pie Squared that Rev Acquisition has determined that the use of Escrow Funds (this and each other capitalized term used herein shall have the meaning assigned thereto in the Escrow Agreement) by Pie Squared in the amount of $__________ may not have been an Eligible Use.

PIZZAREV ACQUISITION, LLC

By: _____________
Name:___________
Its:______________
Date:_____________